Exhibit 99.1

GULF ISLAND RESOLVES MPSV LITIGATION

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced that its subsidiary, Gulf Island Shipyards, LLC (“GIS”), has resolved its lawsuit with Hornbeck Offshore Services, LLC (“Hornbeck”) relating to the construction of two multi-purpose supply vessels (“MPSV”).

In connection with the resolution, the court dismissed the lawsuit at the request of the parties to the litigation. Further, Gulf Island, GIS, Fidelity & Deposit Company of Maryland (“FDC”) and Zurich American Insurance Company (together with FDC, “Zurich”), the issuer of the performance bonds for the MPSV contracts, entered into a binding term sheet relating to the settlement of Gulf Island and GIS’s obligations under the performance bonds and any indemnity agreements relating to such bonds. In exchange, Gulf Island and Zurich will enter into a note agreement pursuant to which Gulf Island will pay Zurich $20.0 million, plus interest at a rate of 3.0% per annum, payable in fifteen equal annual installments commencing on December 31, 2024. Gulf Island and GIS also agreed to release possession of the MPSVs to Zurich.

“We are pleased to be putting this matter behind us and believe this resolution is in the best interest of all of our stakeholders,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “The resolution will eliminate ongoing legal and vessel holding costs and removes the uncertainty and risk of a potential adverse outcome inherent in any jury trial. The agreement with Zurich for payments over fifteen years will position us to remain in a strong financial position with sufficient liquidity to continue to pursue our strategic objectives. Importantly, the resolution removes a significant distraction, which combined with the completion of the wind-down of our shipyard operations, will enable us to focus our efforts on profitably growing the business,” concluded Heo.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

CAUTIONARY STATEMENT

This release contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to the wind down of the Company’s Shipyard Division operations; entry into final agreements relating to the settlement; the impacts of the resolution of the MPSV Litigation; financial position and liquidity; and execution of strategic initiatives. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the parties timely entry into final agreements related to the settlement; supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, banking industry disruptions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine), and the related volatility in oil and gas prices and other factors impacting the global economy; cyclical nature of the oil and gas industry; the Company’s ability to resolve any other material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on its projects; performance of subcontractors and dependence on suppliers; timing and its ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to maintain and further improve project execution; nature of its contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and limits on insurance coverage; operability and adequacy of its major equipment; final assessment of damage at the Company's Houma Facilities and the related recovery of any insurance proceeds; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of its customers; financial ability and credit worthiness of its customers; adjustments to previously reported profits or losses under the percentage-of-completion method; its ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of its safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ending December 31, 2022, as updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100